Exhibit 99.2

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT ANNOUNCES INITIATION OF RESEARCH COVERAGE WITH BUY RATING AND $14 PRICE TARGET

Research Coverage Initiated by The Benchmark Company

COS COB, Conn., Sept. 06, 2017 (GLOBE NEWSWIRE) -- Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) (Nasdaq:CSSE), a fast-growing provider of positive and entertaining video content, today announced that Daniel L. Kurnos, CFA, Managing Director at The Benchmark Company, has initiated research coverage on CSS Entertainment with a Buy rating and price target of $14.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a fast-growing provider of high-quality video content consistent with the 23-year-old widely recognized Chicken Soup for the Soul brand. The company aims to grow its video business and expand its library of positive, high-quality and entertaining video content through production and acquisition. Chicken Soup for the Soul Entertainment is expanding its relationships with sponsors, television networks and independent producers to create new, brand-consistent video content in a variety of formats. The company will make its video content available to consumers globally through any television or internet-delivered networks, including social media, “over-the-top” and “direct-to-consumer” networks.

ABOUT THE BENCHMARK COMPANY

Headquartered in New York City, The Benchmark Company, LLC is an institutional investment banking firm with a strong sales/trading presence, in addition to its research and investment banking arms.

FORWARD LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the offering circular) and uncertainties which could cause actual results to differ from the forward looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

MEDIA CONTACT

Jeanene Timberlake

RooneyPartners LLC

jtimberlake@rooneyco.com

(646) 770-8858

INVESTOR RELATIONS

Sanjay M. Hurry/Jody Burfening

LHA

CSSEnt@lhai.com

(212) 838-3777

Chicken Soup for the Soul Entertainment, Inc.